Exhibit 99.3

TECHNOLOGY RESEARCH CORPORATION
5250 140th Avenue North
Clearwater, Florida 33760
August 1, 2005

Jerry T. Kendall
Technology Research Corporation
5250 140th Avenue. North
Clearwater, Florida 33760

Re: Separation from Service Agreement

Dear Jerry:

Pursuant to our discussions, I am setting forth in this letter agreement the terms under which we have agreed that your separation from employment with Technology Research Corporation (the “Company”) is to be effected:

1. Effective Date: Monday, August 1, 2005, is the last day of your employment with the Company, (the “Effective Date of this Agreement”).

2. Payments and Benefits: You will be paid a separation monetary amount of $125,000.00, payable in equal increments over a period of 6 months. You will be responsible for withholding and other applicable taxes. In addition, the Company has accelerated the vesting of 26,666 of your unvested stock options. Your exercise of vested stock options is in accordance with the terms and conditions of the Company’s Stock Option Plan and your individual stock option agreement. Following your Separation Date, you will not be eligible for continued participation in any Company employee group health plan or other Company employee benefit plan. You and your covered dependents, pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), may be eligible to extend your health insurance coverage for up to 18 months, measured from your Separation Date, at your own expense. Your right to continue or convert COBRA coverage will be governed by the terms of the Company’s applicable plans.

3. Notice of Reemployment. Not applicable.

4. Resignation as Company Officer and Director. By executing this letter agreement, you are resigning from your positions as President and Chief Executive Officer of the Company and as a member of its Board of Directors, as of the Effective Date of this Agreement.

5. Complete Release: You agree to forever release the Company, and each of its present and former directors, officers, employees, successors and assigns from all claims you may now have which are or may be based on your employment with the Company, to the maximum extent permitted by law, and whether such claims are presently known to you or are only learned of in the future. This release is expressly intended to encompass any rights or claims you may have under the Age Discrimination Employment Act, which generally prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, which generally prohibits discrimination in employment based on race, color, national origin, religion or sex; the Equal Pay Act, which generally prohibits paying men and women unequal pay for equal work; the Americans with Disabilities Act, which generally prohibits discrimination on the basis of disability; the Employee Retirement Income Security Act of 1974, which governs the provision of pension and welfare benefits; all other federal, state or local laws prohibiting employment discrimination; and that employment agreement between yourself and the Company, dated April 16, 2003. You also release any claims for wrongful discharge by the Company, any compensation claims, or any other claims which might otherwise be asserted by you against the Company under any employment-related statute, rule, regulation or the common law.

6. Nondisclosure: You agree not to disclose to anyone except your immediate family, attorney, accountant and tax return preparer any information relating to the subject matter or existence of this agreement, including the dollar amounts herein described, except to the extent legally required. Any disclosure to your immediate family, accountant or lawyer shall be made only upon their agreement not to disclose these terms to another person.

7. Company Property: You agree that all proprietary or confidential information concerning the Company, its business or customers that you obtained while an employee is and shall remain the exclusive property of the Company and shall not, without the Company’s prior written consent, be disclosed by you to others outside of the Company or used by you for your own benefit. You further agree, within the 10 day period following the Effective Date of this Agreement, to return to the Company any and all Company property not otherwise identified herein as belonging to you or approved for your continued use that you may then possess or have control over.

8. Disparaging Remarks: Each of us agrees, from and after the date of execution of this Agreement, to avoid making any remarks which reasonably could be viewed as disparaging or detrimental in any way to you, the Company or any individual Company director, officer or other employee, provided that this restriction shall not apply to any inquiry from applicable regulatory authorities or to information which is required to be provided pursuant to legal process.

9. Future Cooperation: You agree to reasonably cooperate with the Company, its financial and legal advisors and/or governmental officials in connection with the conduct or resolution of any business matters in which you were involved as a Company employee or any claims, investigations, administrative proceedings or lawsuits which relate to your Company employment. Reasonable travel and accommodation expenses incurred by you with the Company’s permission and which are applicable to such an undertaking will be reimbursed in accordance with the Company’s standard policies.

10. Arbitration: Any controversy, dispute or claim arising out of, in connection with or otherwise relating to any provision of this letter agreement, or to the breach, termination or validity hereof or any transaction contemplated hereby shall be finally settled by arbitration conducted in Clearwater, Florida, before a single arbitrator, expeditiously and in accordance with the Florida Arbitration Code.

11. Consultation with Attorney: You have been advised to consult with an attorney concerning this agreement and acknowledge that you have had ample opportunity to do so before signing the same.

12. Company Response to Employment Inquiries: It is the Company’s policy to provide information about your employment by the Company to non-Company individuals or organizations only to the extent of your dates of employment, final job title and the responsibilities associated with that position.

13. Successorship; Controlling Law: This agreement will be binding on the Company and its successors and assigns and will also be binding on you, your heirs, devisees, personal representatives and assigns, and its provisions will be construed under the substantive law of the State of Florida, without regard to any conflicts of law principles.

14. Entire Agreement: This Agreement constitutes the entire understanding between the Company and you with respect to the subject matter hereof, and no amendment, modification or alteration of its terms shall be binding unless in writing, dated subsequent to the date hereof and duly approved and executed by each party. The terms of this agreement supersede any other oral or written arrangement between you and the Company with respect to your employment or its termination by the Company. Each of us agrees that no representations were made to induce execution of this Agreement, which are not expressly contained herein.

15. Counterparts. This Agreement may be executed in any number of counterparts, by means of multiple signature pages each containing less than all required signatures, and by means of facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. Legal Fees and Costs. If any judicial action or arbitration proceeding is initiated by either party to this Agreement against the other, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action or proceeding shall be the obligation of and shall be paid or reimbursed by the unsuccessful party.

You acknowledge that you have read this Agreement, understand it and are voluntarily entering into it.

Accepted:      Yours truly,

/s/ Jerry T. Kendall     /s/ Robert S. Wiggins
Jerry T. Kendall                                                            Robert S. Wiggins, Chairman

354427.1